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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Report") by Sonesta International Hotels Corporation (the "Company"), we, Peter J. Sonnabend, Stephanie Sonnabend and Boy A. J. van Riel, in our respective positions of CEO & Vice Chairman, CEO & President and Treasurer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

          1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                              Boston, March 28, 2005


                              /S/ Peter J. Sonnabend
                                  -------------------------------------------
                              Name:  Peter J. Sonnabend
                              Title: Chief Executive Officer and Vice
                                     Chairman


                              /S/ Stephanie Sonnabend
                                  -------------------------------------------
                              Name:  Stephanie Sonnabend
                              Title: Chief Executive Officer and President


                              /S/ Boy Van Riel
                                  -------------------------------------------
                              Name:  Boy A. J. van Riel
                              Title: Vice President and Treasurer

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